NEITHER THIS WARRANT, NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES"), OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE SECURITIES ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH A PROPOSED SALE OR TRANSFER.


                                  COMMON STOCK
                                PURCHASE WARRANT

                          For the Purchase of Shares of

                                 Common Stock of

                  KLEIN ENGINES & COMPETITION COMPONENTS, INC.

                           (Par Value $0.01 Per Share)

              (Incorporated under the Laws of the State of Nevada)

                   VOID AFTER 5:00 P.M. PST ON August 27, 2002

                   Date of Original Issuance: August 27, 1997

         This is to certify that, for value received, DOMINION INCOME MANAGEMENT CO. or assigns (the "Warrantholder"), is entitled, subject to the terms and conditions hereinafter set forth, at any time after August 27, 1997 and on or before 5:00 P.M., Pacific Standard Time, on August 27, 2002, but not thereafter, to purchase 10,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of KLEIN ENGINES & COMPETITION COMPONENTS, INC. (the "Company") for the Warrant Price (as defined below), and to receive a certificate or certificates for the shares of Common Stock so purchased.

         1. Terms And Exercise Of Warrants.

                  (a) Exercise Period. Subject to the terms of this Warrant, the Warrantholder shall have the right, at any time during the period (the "Exercise Period") commencing on August 27, 1997 and ending at 5:00 P.M., Pacific Standard Time, on August 27, 2002 (the "Termination Date"), or if such date is a day on which banking institutions are authorized by law to close, then on the next succeeding day which shall not be such a day, to purchase from the Company up to the number of fully paid and nonassessable shares of Common Stock which the Warrantholder may at the time be entitled to purchase pursuant to this Warrant. Such shares of Common Stock and any other securities that the
                                        1

Company may be required by the operation of Section 3 to issue upon the exercise hereof are referred to hereinafter as the "Warrant Shares."

                  (b) Method of Exercise. This Warrant shall be exercised by surrender of this Warrant to the Company at its principal office in Tempe, Arizona, or at such other address as the Company may designate by notice in writing to the Warrantholder at the address of the Warrantholder appearing on the books of the Company or such other address as the Warrantholder may designate in writing, together with the form of Election to Purchase included as Exhibit "A" hereto, duly completed and signed, and upon payment to the Company of the Warrant Price (as defined in Section 2) multiplied by the number of Warrant Shares being purchased upon such exercise (the "Aggregate Warrant Price"), together with all taxes applicable upon such exercise. Payment of the Aggregate Warrant Price shall be made in cash or by certified check or cashier's check, payable to the order of the Company.

                  (c) Partial Exercise. This Warrant shall be exercisable, at the election of the Warrantholder, either in full or from time to time in part, during the Exercise Period.

                  (d) Share Issuance Upon Exercise. Upon the exercise and surrender of this Warrant certificate and payment of such Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to the Warrantholder, in such name or names as the Warrantholder may designate in writing, a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of the Warrant, together with cash, as provided in
Section 4 hereof, with respect to any fractional Warrant Shares otherwise issuable upon such surrender and, if applicable, the Company shall issue and deliver a new Warrant to the Warrantholder for the number of shares not so exercised. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such Warrant Shares as of the close of business on the date of the surrender of the Warrant and payment of the Warrant Price, notwithstanding that the certificates representing such Warrant Shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

         2. Warrant Price.

         The price per share at which Warrant Shares shall be purchasable on the exercise of this Warrant shall be $0.01 per share, subject to adjustment pursuant to Section 3 hereof (originally and as adjusted, the "Warrant Price").

         3. Adjustment Of Warrant Price And Number Of Shares.

         The Company agrees to reserve and shall keep reserved for issuance the number of shares of Common Stock issuable upon exercise of this Warrant. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) In case the Company shall (1) pay a dividend or make a distribution in shares of its Common Stock, (2) subdivide its outstanding Common Stock into a greater number of shares, (3) combine its outstanding Common Stock into a smaller number of shares, or (4) issue by reclassification of its Common Stock any shares of capital stock of the Company (other than a change in par value, or from par value to no par value, or from no par value to par value), the Warrant Price and the number of shares of Common Stock or other securities issuable upon exercise of this Warrant in effect immediately prior thereto shall be adjusted so that the Warrantholder, by operation of Section 3(d) hereof, shall be entitled to receive the number of shares which it would have owned or have been entitled to receive immediately following the happening of any of the events described above, had this Warrant been exercised immediately prior to the record or effective date thereof.

         An adjustment made pursuant to Sections 3(a)(1)-(4) above shall become effective immediately after the record date in the case of a dividend or distribution (provided, however, that such adjustments shall be reversed if such dividends or distributions are not actually paid) and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this paragraph, the Warrantholder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be evidenced by a resolution) shall determine the allocation of the adjusted Warrant Price between or among the shares of such classes of capital stock.

                  (b) In case of any reclassification of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision, combination or stock dividend), or in case of any consolidation of the Company with, or merger of the Company into, another corporation wherein the Company is not the surviving entity, or in case of any sale of all, or substantially all, of the property, assets, business and goodwill of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall provide, by a written instrument delivered to the Warrantholder, that the Warrantholder shall thereafter be entitled, upon exercise of this Warrant, to the kind and amount of shares of stock or other equity securities, or other property or assets that would have been receivable by such Warrantholder upon such reclassification, consolidation, merger or sale, if this Warrant had been exercised immediately prior thereto. Such corporation, which thereafter shall be deemed to be the "Company" for purposes of this Warrant, shall provide in such written instrument for adjustments to the Warrant Price that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3.

                  (c) No adjustment in the number of securities purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least five percent (5%) in the number of securities (calculated to the nearest full share or unit thereof) then purchasable upon the exercise of this Warrant; provided, however, that any adjustment which by reason of this
Section 3(c) is not required to be made immediately shall be carried forward and taken into account in any subsequent adjustment.

                  (d) Whenever the Warrant Price is adjusted as provided in this
Section 3, the number of shares of Common Stock or other securities issuable upon exercise of this Warrant shall be adjusted simultaneously, by multiplying the number of shares previously issuable by a fraction, of which the numerator shall be the Warrant Price in effect immediately prior to such adjustment, and of which the denominator shall be the Warrant Price as so adjusted.

                  (e) For the purpose of this Section 3, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock of the Company at August 27, 1997, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 3, the Warrantholder shall become entitled to purchase any shares of the Company's capital stock other than Common Stock, thereafter the number of such other shares so purchasable upon the exercise of this Warrant and the Warrant Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in this Section 3.

                  (f) Whenever the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided, the Company shall cause to be promptly mailed to the Warrantholder by first class mail, postage prepaid, notice of such adjustment and a certificate of the Company's chief financial officer setting forth the number of shares of Common Stock and/or other securities purchasable upon the exercise of this Warrant, the Warrant Price after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

                  (g) Irrespective of any adjustments in the Warrant Price or the number or kind of securities purchasable upon the exercise of this Warrant, the Warrant certificate or certificates theretofore or thereafter issued may continue to express the same price or number or kind of securities stated in this Warrant initially issuable hereunder.

         4. Fractional Interest.

         The Company shall not be required to issue fractional shares upon exercise of this Warrant but shall pay an amount in cash equal to the closing price of the Company's Common Stock on a national securities exchange or the Nasdaq National Market on the day preceding the date of the surrender of the Warrant pursuant to Section 1(b) hereof, or if there is no public market, cash equal to the then fair market value of the shares as reasonably determined by the Board of Directors of the Company, in its sole discretion, multiplied by such fraction.

         5. Transfer of Warrant.

         Subject to the transfer conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Warrantholder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit "B" hereto) at the principal office of the Company in Tempe, Arizona.

         6. No Rights As Shareholder; Notices To Warrantholder.

         Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder or its transferee any rights as a shareholder of the Company, either at law or in equity, including the right to vote, receive dividends, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or for any other matter.

         7. Notices.

         Any notice given pursuant to this Warrant by the Company or by the Warrantholder shall be in writing and shall be deemed to have been duly given upon (a) transmitter's confirmation of the receipt of a facsimile transmission,
(b) confirmed delivery by a standard overnight carrier, or (c) the expiration of three business days after the day when mailed by United States Postal Service by certified or registered mail, return receipt requested, postage prepaid at the following addresses:

         If to the Company:

                  Klein Engines & Competition Components, Inc.
                  1207 N. Miller Road
                  Tempe, AZ  85281

         If to the Warrantholder, then to the address of the Warrantholder in the Company's books and records.

         Each party hereto may, from time to time, change the address to which notices to it are to be transmitted, delivered or mailed hereunder by notice in accordance herewith to the other party.

         8. General Provisions.

                  (a) Successors. All covenants and provisions of this Warrant shall bind and inure to the benefit of the respective executors, administrators, successors and assigns of the parties hereto.

                  (b) Choice Of Law. This Warrant and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Arizona, including all matters of construction, validity, performance, and enforcement, and without giving effect to the principles of conflict of laws.

                  (c) Entire Agreement. Except as provided herein, this Warrant, including exhibits, contains the entire agreement of the parties, and supersedes all existing negotiations, representations or agreements and all other oral, written, or other communications between them concerning the subject matter of this Warrant.

                  (d) Severability. If any provision of this Warrant is unenforceable, invalid, or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Warrant.

                  (e) Captions. The captions in this Warrant are inserted only as a matter of convenience and for reference and shall not be deemed to define, limit, enlarge, or describe the scope of this Warrant or the relationship of the parties, and shall not affect this Warrant or the construction of any provisions herein.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first above written.


                                          KLEIN ENGINES & COMPETITION
                                          COMPONENTS, INC., a Nevada corporation



                                          By: /s/ Thomas G. Klein
                                             -----------------------------------
                                          Its: President
                                              ----------------------------------

                                                                       Exhibit A
                  KLEIN ENGINES & COMPETITION COMPONENTS, INC.

                              ELECTION TO PURCHASE




Klein Engines & Competition Components, Inc.
1207 N. Miller Road
Tempe, AZ  85281

                  The undersigned hereby irrevocably elects to exercise the right of purchase set forth in the attached Warrant to purchase thereunder _____ shares of the Common Stock (the "Shares") provided for therein and requests that the Shares be issued in the name of


Name:             _________________________

Address:          _________________________
                  _________________________

Social Security Number or Employer Identification Number: ______________________


Dated:            _________________________


Name of Warrantholder or Assignee: _____________________________
                                            (Please Print)


Signature:______________________________________________________
           (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)


Method of payment: _____________________________________________
                                 (Please Print)

_____________________________________________________________
Medallion Signature Guarantee (required if an assignment of Shares acquired on exercise, or an assignment of Warrants remaining after exercise, is made upon exercise.)

                                                                       Exhibit B


                                   ASSIGNMENT


                  FOR VALUE RECEIVED, ___________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

Name of Assignee                      Address                 No. of Shares
----------------                      -------                 -------------






and does hereby irrevocably constitute and appoint __________________________, Attorney, to transfer the attached Warrant on the books of the Company, with full power of substitution.



Dated: ____________         Signature:__________________________________________
                                      (Signature must conform in all respects to name of holder as specified on the face of the Warrant.)


                                      __________________________________________
                                      (SSN or EIN of Warrantholder)




____________________________________________________________
Medallion  Signature  Guarantee (required if an assignment
of Shares acquired on exercise, or an assignment of Warrants remaining after exercise, is made upon exercise.)
                                        8